TABLE OF CONTENT

Unaudited Pro Forma Condensed Combined Balance Sheet of Praxsyn and PDC as of December 31, 2013	3

Unaudited Pro Forma Condensed Combined Statement of Operations of Praxsyn and PDC for the year ended December 31, 2013	4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5

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The following unaudited pro forma condensed combined balance sheet reflects the balance sheet of Praxsyn Corporation (an Illinois corporation) as of December 31, 2013 and Pharmacy Development Corp. (a California corporation), accounting for the acquisition as a recapitalization of PDC wherein PDC acquired the net assets of Praxsyn through the issuance of stock and using the assumptions described in the following notes, giving effect to the transaction, as if it had occurred as of the beginning of the period. The transaction was completed on March 31, 2014.

The following unaudited pro forma condensed combined statement of operations reflects the results of operations of Praxsyn and PDC for the year ended December 31, 2013 as if the transaction had occurred at the beginning of the period.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of Praxsyn and PDC. These unaudited pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the period indicated or the results of operations as they may be in the future.

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Unaudited Pro Forma Condensed Combined Balance Sheet

Praxsyn and PDC

December 31, 2013

	Praxsyn	PDC	Combined Totals		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Cash	$1,272	$37,494	$38,766			$38,766
Accounts receivable, net of allowance	-	4,548,210	4,548,210			4,548,210
Inventories	-	13,441	13,441			13,441
Prepaid expenses & other current assets	400	20,230	20,630			20,630
Other assets	-	278,695	278,695			278,695
Property and equipment, net	11,220	27,782	39,002			39,002
TOTAL ASSETS	$12,892	$4,925,852	$4,938,744		-	$4,938,744

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts and accrued expenses payable	$2,139,618	$3,508,822	$5,648,440			$5,648,440
Notes payable	587,014	6,046,258	6,633,272			6,633,272
Derivative liability	492,781	-	492,781			492,781
Accounts and accrued expenses payable, discontinued operations	865,565	-	865,565			865,565
Total Liabilities	4,084,978	9,555,080	13,640,058		-	13,640,058

Series D convertible preferred stock	-	-	-	[A]	18,482,682	18,482,682
Series B convertible preferred stock	-	-	-
Series C convertible preferred stock	-	-	-
Series A preferred stock	-	12,307,257	12,307,257	[A]	(12,307,257)	-
Common stock	-	6,175,425	6,175,425	[A]	(6,175,425)	-
Additional paid-in capital	16,162,323	17,141,689	33,304,012	[B]	(14,797,384)	18,506,628
Accumulated deficit	(13,918,140)	(40,053,599)	(53,971,739)	[B]	8,481,115	(45,490,624)
Deficit accum. during development stage	(6,316,269)	-	(6,316,269)	[B]	6,316,269	-
Treasury Stock	-	(200,000)	(200,000)		-	(200,000)
Total Stockholders’ Deficit	(4,072,086)	(4,629,228)	(8,701,314)		-	(8,701,314)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,892	$4,925,852	$4,938,744		-	$4,938,744

See accompanying notes.

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Unaudited Pro Forma Condensed Combined Statement of Operations

Praxsyn and PDC

For Year End December 31, 2013

	Praxsyn	PDC	Combined Totals	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$6,988,536	$6,988,536		$6,988,536
Cost of sales	-	(694,180)	(694,180)		(694,180)
Gross Profit	-	6,294,356	6,294,356	-	6,294,356

General and administrative	988,480	1,304,002	2,292,482		2,292,482
Selling and marketing	-	1,790,841	1,790,841		1,790,841
Total Operating Expenses	988,480	3,094,843	4,083,323	-	4,083,323

Income (Loss) from Operations	(988,480)	3,199,513	2,211,033		2,211,033

Interest expense	223,471	2,390,931	2,614,402		2,614,402
Loan default fee	45,250	-	45,250		45,250
Loss on settlement of debt	2,214,611	-	2,214,611		2,214,611
Acquisition costs	1,720,000	-	1,720,000		1,720,000
Other gain or loss, net	-	38,359	38,359		38,359
Change in derivative	244,413	-	244,413		244,413
Total Other Expense	4,447,745	2,429,290	6,877,035	-	6,877,035

Income (Loss) before Income Taxes	(5,436,225)	770,223	(4,666,002)		(4,666,002)
Provision for Income Taxes	(800)	(540,162)	(540,962)		(540,962)

Net Income (Loss)	$(5,437,025)	$230,061	$(5,206,964)	-	$(5,206,964)

Net Income (Loss) Per Share - Basic	$(0.05)				$(0.05)

Weighted Average Number of shares outstanding - basic	99,543,062				99,543,062

See accompanying notes.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – RECAPITALIZATION

On March 31, 2014, Praxsyn and PDC closed a transaction wherein Praxsyn acquired PDC through a forward triangular merger into the Company’s wholly owned subsidiary PDC, Inc. in exchange for five hundred thousand (500,000) shares of the Company’s Series D Convertible Preferred Stock. The transaction has been accounted for as a recapitalization of PDC wherein PDC acquired the net assets of Praxsyn through the issuance of stock.

NOTE 2 – PRO FORMA ADJUSTMENTS

Pro forma adjustments on the attached financial statements include the following:

[A] To reflect the recapitalization of PDC.

[B] To record the acquisition of the net assets of Praxsyn through the issuance of stock.

NOTE 3 – PRO FORMA INCOME (LOSS) PER SHARE

The pro forma income (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the transaction, as though all shares issued in the transaction had been outstanding from the beginning of the year presented.

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